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                                                              EXHIBIT 24.1

                            POWER OF ATTORNEY

                          CYTEC INDUSTRIES INC.

  KNOW ALL MEN BY THESE PRESENTS, that D. Lilley constitutes and appoints D.
D. Fry, J. P. Cronin and E. F. Jackman, severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, severally, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this 7th day of April, 1997.

                                          /s/ D. Lilley
                                          -------------------------------------

                                          D. Lilley